Exhibit 21.1
Subsidiaries Assisted Living Concepts, Inc.

Subsidiary Name	State of Organization
ALC Iowa, Inc.	Nevada
ALC Indiana, Inc.	Nevada
ALC McKinney Partners, LP	Texas
ALC Nebraska, Inc.	Nevada
ALC Nevada McKinney, Inc.	Nevada
ALC Nevada Paris, Inc.	Nevada
ALC Nevada Plano, Inc.	Nevada
ALC Ohio, Inc.	Nevada
ALC Operating, LLC	Wisconsin
ALC Paris Partners, LP	Texas
ALC Plano Partners, LP	Texas
ALC Properties II, Inc.	Nevada
ALC Properties, Inc.	Nevada
ALC Real Estate, LLC	Wisconsin
ALC Texas McKinney, Inc.	Nevada
ALC Texas Paris, Inc.	Nevada
ALC Texas Plano, Inc.	Nevada
ALF Partners, LP	Texas
Assisted Living Concepts, Inc.	Nevada
Carriage House Assisted Living, Inc.	Delaware
DMG Nevada ALC, Inc.	Nevada
DMG New Jersey ALC, Inc.	Nevada
DMG Oregon ALC, Inc.	Nevada
DMG Taxas ALC, Inc.	Nevada
DMG Texas ALC Partners, LP	Texas
Home and Community Care, Inc.	Nevada
Nevada ALC II, Inc.	Nevada
Nevada ALC, Inc.	Nevada
Nevada ALF, Inc.	Nevada
Texas ALC II, Inc.	Nevada
Texas ALC Partners II, LP	Texas
Texas ALC Partners, LP	Texas
Texas ALC, Inc.	Nevada
Texas ALF, Inc.	Nevada